Exhibit 99.1

Violin Memory to Submit Plan to Restore Compliance with NYSE Continued Listing Requirement

SANTA CLARA, Calif. – May 2, 2016 – Violin Memory®, Inc., (NYSE: VMEM) announced today that it received notification on April 27, 2016 from the New York Stock Exchange (“NYSE”) that Violin Memory’s average global market capitalization over a thirty-day trading period and stockholders’ equity were below the requirement set forth in the NYSE’s continued listing standards.

Violin Memory intends to notify the NYSE within 45 days from receipt of the notification that Violin Memory will submit a plan to the Listings Operations Committee of the NYSE (the “Committee”) that describes how the company intends, within 18 months, to regain compliance with the continued listing requirements of the exchange.

During the 45-day period, and during the eighteen-month period, if the plan is accepted by the Committee, Violin Memory will be subject to quarterly monitoring for compliance with the plan and Violin’s common stock will continue to be listed and traded on the NYSE, subject to compliance with the other listing standards. If the Committee determines not to accept Violin Memory’s plan, it promptly will initiate procedures to suspend trading in and delist Violin Memory’s common stock. In terms of credit and debt obligations, the NYSE notification does not conflict with or violate any of Violin Memory’s credit or debt obligations.

“Our market capitalization is at a level that we do not believe reflects the true value of our business and developed technology,” said Kevin DeNuccio, president and CEO of Violin Memory. “Violin Memory remains committed to its strategic shift and product line transition that expands the company’s offering to primary storage while maintaining its performance advantage. As a market leader in flash-based storage for enterprises, Violin’s Flash Storage Platform offering is uniquely positioned to meet the demands of the world’s largest enterprises and support companies’ most critical applications. We expect this customer traction to accelerate our progress and success,” said DeNuccio.

Violin Memory, the industry pioneer in All Flash Arrays, is the agile innovator, transforming the speed of business with enterprise-grade data services software on its leadership Flash Storage Platforms™. Violin Concerto™ OS 7 delivers complete data protection and data reduction services and consistent high performance in a storage operating system fully integrated with Violin’s patented Flash Fabric Architecture™ for cloud, enterprise and virtualized business and mission-critical storage applications. Violin Flash Storage Platforms are designed for primary storage applications at costs below traditional hard disk arrays and to accelerate breakthrough CAPEX and OPEX savings while helping customers build the next generation data center. Violin Flash Storage Platforms and All Flash Arrays enhance business agility while revolutionizing data center economics. Founded in 2005, Violin Memory is headquartered in Santa Clara, Calif.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: Violin Memory’s ability to submit a plan to the NYSE to bring Violin Memory into conformity with the continued listing requirements that the NYSE will accept; Violin Memory’s commitment to its strategic shift and product line transition and its ability to expand its offering to primary storage while maintaining its performance advantage; Violin’s future competitive position in the marketplace; Violin Memory’s ability to meet future demands of large enterprises and to support companies’ most critical applications; Violin Memory’s ability to generate sufficient customer traction to accelerate progress and success; and Violin Memory’s business plans and strategy. There are a significant number of risks and uncertainties that could affect Violin Memory’s business performance and financial results, including those set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Violin Memory’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016, which was filed with the U.S. Securities and Exchange Commission, and which is available on the Violin Memory’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this public announcement are based on information available to Violin Memory as of the date hereof, and Violin Memory does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Violin Memory, Inc.

Investor Relations

650-396-1525

ir@vmem.com